Exhibit 99.1

Upland Software Acquires Adestra, Raises Guidance
Accretive acquisition brings $18 million in annualized revenue and adds core component to Customer Experience Management (CXM) Suite
AUSTIN, Texas, December 13, 2018 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today announced it has acquired Adestra Ltd., a leading provider of enterprise-grade email marketing, transaction and automation software. Adestra’s cloud solution enables over 400 leading brands to understand and engage individual customers with relevant, timely, and effective communications. Adestra will be combined with Upland’s mobile messaging, customer engagement, and knowledge management solutions to create a powerful product suite serving the $5.9 billion CXM market which is forecast to grow 23% per year to $16.9 billion by 2022.1 The acquisition adds approximately $18 million in annualized revenues, and will be immediately accretive to Upland's Adjusted EBITDA per share.
The acquisition of Adestra adds a fundamental component to Upland’s CXM Solution Suite, which now includes multi-channel messaging and email, automated mobile conversations via SMS, MMS, and RCS, mobile wallet functionality, Voice of Customer (VOC) and Voice of Employee (VOE) solutions, advanced knowledge management, and marketing automation and personalization. Upland will continue to buy, build, and integrate additional components to this CXM offering in order to enable more personalized customer experience, enhanced multi-channel engagement across the customer journey, deeper process automation, sophisticated analytics and reporting, and coordinated services delivery with CXM expertise.
“Adestra broadens Upland’s product portfolio, strengthens our CXM solution suite, and builds our sales capacity and footprint,” said Jack McDonald, chairman and CEO of Upland Software. “Moreover, the transaction is immediately and meaningfully accretive to Adjusted EBITDA per share and takes Upland to an approximate $190 million annualized revenue run rate,” he added. “As this transaction demonstrates, our acquisition pipeline is robust, and we are actively pursuing additional opportunities.”
“Sophisticated enterprises need multiple intelligent, inter-connected communications channels that integrate with key platforms to meaningfully engage across the entire customer journey at scale,” said Jed Alpert, SVP of Customer Experience Management Solutions at Upland Software. “Adestra’s established presence in restaurant and retail, travel, media and publishing, and nonprofits, enhances our existing strengths in these industries, and the addition of their technology to Upland’s Customer Experience

Management suite will enable our customers to deliver consistently personalized, multi-channel experiences across their entire customer lifecycle.”
The purchase price paid for Adestra was $56.0 million in cash at closing, net of cash acquired, and a $4.2 million cash holdback payable in 12 months (subject to indemnification claims). Upland expects the acquisition to generate annual revenue of approximately $18 million, of which approximately $16.7 million is recurring, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting, estimated at $0.1 million for the remaining half of December 2018. The acquisition is within Upland's target range of 5-8x pro forma Adjusted EBITDA and will generate at least $8.0 million in Adjusted EBITDA annually once fully integrated. The acquisition will be immediately accretive to Upland's Adjusted EBITDA per share.
In connection with the acquisition of Adestra, Upland amended and expanded its credit facility from $358.9 million to $400 million. Specifically, $61.1 million of new term debt was drawn, taking Upland’s gross debt outstanding from $223.9 million to $285.0 million with debt, net of cash on hand, now at approximately $265 million at a maximum interest rate of LIBOR + 400 basis points (currently at approximately 6.3%). Further details regarding the transaction can be obtained in the Form 8-K filed on December 13, 2018.
Business Outlook
Upland today also announced that it has raised its full year 2018 guidance to reflect the Adestra acquisition, raising revenue, recurring revenue, and Adjusted EBITDA guidance ranges. The increase in 2018 revenue guidance below is net of an estimated $0.1 million reduction for a deferred revenue discount as a result of GAAP purchase accounting and all guidance adjustments are prorated for a closing date of December 12, 2018.
For the quarter ending December 31, 2018, Upland expects reported total revenue to be between $42.5 and $44.5 million, including subscription and support revenue between $39.4 and $40.6 million, for growth in recurring revenue of 62% at the mid-point over the quarter-ended December 31, 2017. Fourth quarter 2018 Adjusted EBITDA is expected to be between $15.6 and $16.4 million, for an Adjusted EBITDA margin of roughly 37% at the mid-point, representing growth of 64% at the mid-point over the quarter-ended December 31, 2017
For the full year ending December 31, 2018, Upland expects reported total revenue to be between $147.2 and $149.2 million, including subscription and support revenue between $134.2 and $135.4 million, for growth in recurring revenue of 58% at the mid-point over the year ended December 31, 2017. Adjusted EBITDA is expected to be between $52.0 and $52.8 million, representing growth of 73% at the mid-point over the year ended December 31, 2017. The transaction will be immediately accretive to Upland’s Adjusted EBITDA per share.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments; automate document-intensive business processes; and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 4,000 customers and over 450,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.
About Adestra
Adestra is a leading provider of enterprise-grade email marketing, transaction and automation SaaS solutions that provides more than 400 leading brands with the technology, skills, and support to understand their individual customers and engage them with relevant, timely, and effective communications.
Shea & Company served as exclusive financial advisor to Adestra.

Notes & Forward-looking Statements
Annualized revenues exclude the impact of deferred revenue discount associated with GAAP purchase accounting. This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; our ability to maintain our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Forms 10-Q, annual reports on Form 10-K, and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.
We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Forms 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com. We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

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Media Contact:
Christina Turner
1.833.UPLAND1 (Press 4 for Media Relations)
media@uplandsoftware.com

1. MarketsandMarkets. 2017, www.marketsandmarkets.com/Market-Reports/customer-experience-management-cem-market-543.html. Accessed 11 Dec. 2018.